Exhibit 77Q-1
CERTIFICATE OF AMENDMENT

MITCHELL HUTCHINS LIR MONEY SERIES


	This Certificate of Amendment Certificate is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del: Code Ann. Tit.
12 Section 3801 et seq.) and sets forth the following:

1. The name of the trust is Mitchell
Hutchins LIR Money Series Trust.

2. The Trusts Certificate of Trust is hereby amended to change the name of the Trust to Brinson Money Series.

3. This Certificate is effective upon filing.

IN WITNESS WHEREOF, the undersigned,
being a Trustee, has executed this Certificate on this 9th day of May, 2001.



_____/s/ Brian M. Storms______
Brian M. Storms
As Trustee and not individually

Address:51 West 52nd Street
New York, New York  10019


STATE OF NEW YORK
CITY OF NEW YORK

	Before me this 9th day of May, 2001, personally appeared the above named Brian M. Storms, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

____/s/ Evelyn De Simone_______
	Notary Public

My commission expires: July 15, 2002_____